SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2012

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modifications to Rights of Security Holders.

On September 5, 2012 Mission Community Bancorp (the "Company") and Computershare Trust Company, N.A. (the "Warrant Agent") entered into Amendment No. 1 to Warrant Agreement (the "Amendment") which Amendment extended the term of the warrants issued by the Company to purchase shares of its common stock issued in December  2010 (the "Public Warrants").  The Public Warrants were issued in connection with a rights offering to the shareholders of the Company to purchase shares of the Company's common stock and the Public Warrants.  Pursuant to the Amendment, effective October 1, 2012, the expiration date of the Public Warrants is to be extended from December 17, 2015 to March 21, 2017.  No other terms or conditions of the Public Warrant were affected by the Amendment.

A copy of Amendment No. 1 to Warrant Agreement between the Company and the Warrant Agent is attached hereto as Exhibit 4.1 and incorporated herein by reference.  A copy of the form of notice to be sent by the Company to the holders of the Warrants is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

4.1           Amendment No. 1 to Warrant Agreement between Mission Community Bancorp and Computershare Trust Company, N.A., as warrant agent.

99.1         Form of Notice to Shareholders re Warrant Extension

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2012	MISSION COMMUNITY BANCORP

	By:	/s/ Mark R. Ruh
Mark R. Ruh, Chief Financial Officer